                                                                     EXHIBIT 1.1


                                NTL INCORPORATED

                (Pounds)125,000,000 9.50% SENIOR NOTES DUE 2008

        (Pounds)300,000,000 10.75% SENIOR DEFERRED COUPON NOTES DUE 2008

           $1,300,000,000 9.75% SENIOR DEFERRED COUPON NOTES DUE 2008

                               PURCHASE AGREEMENT

                                                                   March 6, 1998
Donaldson, Lufkin & Jenrette International
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. International Limited
Morgan Stanley & Co. Incorporated
BT Alex. Brown International, Division of Bankers Trust International PLC
BT Alex. Brown Incorporated
Chase Securities Inc.
Salomon Brothers International Limited
Salomon Bothers Inc
c/o Donaldson, Lufkin & Jenrette International
99 Bishopsgate
London  EC2M 3XD
England

Ladies and Gentlemen:

          NTL Incorporated, a Delaware corporation (the "Company"), proposes to
                                                         -------
issue and sell (i) to the parties named in Schedule I hereto (Pounds)125,000,000 aggregate principal amount of its 9.50% Senior Notes Due 2008 (the "Sterling
                                                                    --------
Senior Notes") and (Pounds)300,000,000 aggregate principal amount at maturity of
------------
its 10.75% Senior Deferred Coupon Notes Due 2008 (the "Sterling Deferred Coupon
                                                       ------------------------
Notes") and (ii) to the parties named in Schedule II hereto $1,300,000,000
-----
aggregate principal amount at maturity of its 9.75% Senior Deferred Coupon Notes Due 2008 (the "USD Deferred Coupon Notes" and, together with the Sterling Senior
               -------------------------
Notes and the Sterling Deferred Coupon Notes, the "Securities").  The parties
                                                   ----------
named in Schedule I and Schedule II hereto are each, individually, an "Initial
                                                                       -------
Purchaser" and, collectively, the "Initial Purchasers."  The Sterling Senior
---------                          -------------------
Notes are to be issued under an indenture (the "Sterling Senior Notes
                                                ---------------------
Indenture"), dated as of March 13, 1998, between the Company and The Chase Manhattan Bank, as trustee (the "Sterling Senior Notes Trustee"), the Sterling
                                 -----------------------------
Deferred Coupon Notes are to be issued under an indenture (the "Sterling
                                                                --------
Deferred Coupon Notes Indenture"), dated as of March 13, 1998, between the
-------------------------------
Company
and The Chase Manhattan Bank, as trustee (the "Sterling Deferred Coupon Notes
                                               ------------------------------
Trustee"), and the USD Deferred Coupon Notes are to be issued under an indenture
-------
(the "USD Deferred Coupon Notes Indenture" and, together with the Sterling
      -----------------------------------
Senior Notes Indenture and the Sterling Deferred Coupon Notes Indenture, the "Indentures"), dated as of March 13, 1998, between the Company and The Chase
-----------
Manhattan Bank, as trustee (the "USD Deferred Coupon Notes Trustee" and,
                                 ---------------------------------
together with the Sterling Senior Notes Trustee and the Sterling Deferred Coupon Notes Trustee, the "Trustees").
                    --------

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the
              --------------
registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Securities purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated February 11, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated March
--------------------------------
6, 1998 (the "Final Offering Memorandum"). Each of the Preliminary Offering
              -------------- ----------
Memorandum and the Final Offering Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Final Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Offering Memorandum are to the Final Offering Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

          The holders of the Securities will be entitled to the benefits of the Registration Rights Agreements to be entered into between the Company and the Initial Purchasers (the "Registration Rights Agreements").
                         ------------------------------

          1.  Representations and Warranties. The Company represents and
              ------------------------------
warrants to each Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Offering Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact (other than pricing terms and other financial terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, at the date hereof, does not, and at the Closing Date (as defined below) will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company
                                           --------  -------
     makes no representation or warranty as to the information contained in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to any Initial Purchaser furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein.

          (b) Neither the Company, nor any of its Affiliates, (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor
                                                            ------------
     any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (c) No securities of the same class as the Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

          (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities, and each of them has
       ------------
     complied with the offering restriction requirements of Regulation S in connection with the offering of the Securities outside the United States.

          (f) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (g) The Company has been advised by the National Association of Securities Dealers, Inc. PORTAL Market ("PORTAL") that the Securities have
                                              ------
     been or will be designated PORTAL eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (h) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company
                                                          ------------------
     Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (i) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing (or the local equivalent thereof, if any) under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, in each case, as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, and each is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (j) Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation or by-laws or other governing documents or is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, material agreement or material instrument to which the Company or any of its Material Subsidiaries (as defined in the Indentures) is a party or by which it or any of its Material Subsidiaries is bound or to which any of their respective properties is subject or, except as referred to in the Preliminary Offering Memorandum and the Final Offering Memorandum, is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Material Subsidiaries or any of their respective properties (including any laws, statutes, rules or regulations promulgated by the Independent Television Commission ("ITC"),
                                                                        ---
     the Office of Telecommunications ("OFTEL") and the Department of Trade and
                                        -----
     Industry ("DTI")), nor has any event occurred which with notice or lapse of
                ---
     time or both would constitute such a violation or default, except in each case, which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (k) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indentures and the Registration Rights Agreements and to issue, sell and deliver the Securities as provided herein and therein.

          (l) The (i) issuance and sale of the Securities by the Company, (ii) execution, delivery and performance of this Agreement, the Indentures and the Registration Rights Agreements, (iii) compliance by the Company with the provisions of the Securities, this Agreement, the Indentures and the Registration Rights Agreements, and (iv) consummation of the transactions contemplated by any of the Securities, this Agreement, the Indentures and the Registration Rights Agreements, will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, including the Federal Communications Commission, ITC, OFTEL or DTI (except such as may be required under the securities or Blue Sky laws of the various states and those consents, authorizations, approvals, orders, filings, registrations or notices that have been obtained or made and are in full force and effect) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the certificate of incorporation or by-laws (or other governing documents) of the Company or any of its subsidiaries or any bond, debenture, note or any other evidence of indebtedness or in any indenture, material agreement or material instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its Material Subsidiaries is bound or any of their respective properties is subject, or violate or conflict with any law, statute, rule, regulation, judgment or court decree applicable to the Company or any of its Material Subsidiaries or any of their respective properties (including any laws, statutes, rules or regulations promulgated by ITC, OFTEL or DTI).

          (m) Except as otherwise set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum, there are no material investigations, proceedings or actions, whether judicial or administrative and whether brought by any regulatory body, administrative agency or other governmental body or by any other person, pending, or, to the knowledge of the Company, threatened, to which the Company or any of its Material Subsidiaries is a party or of which any of their respective properties is the subject.

          (n) The Company and each of its Material Subsidiaries have all such permits, licenses, franchises and authorizations of governmental or regulatory authorities or other rights currently necessary to be procured by them in order to engage in the respective businesses currently conducted by each of them as set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum (collectively, "Permits"), including, without
                                               -------
     limitation, under any laws regulating or relating to the conduct of cable/telephony operations, as are necessary to own, lease and operate its respective properties and to conduct its business, except where the failure to have any such Permit would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole; the Company and each of its Material Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other impairment of the rights of the holder of any such Permit, except in each case, as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and subject in each case to such qualification as may be set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum; and, except as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, no such Permit contains any restriction that would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its Material Subsidiaries has any reason to believe that any governmental body or regulatory agency is considering limiting, suspending or revoking any Permits, except as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

          (o) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (p) The Sterling Senior Notes Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company and duly authorized, executed and delivered by the Sterling Senior Notes Trustee, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in Section 4.04 of the Sterling Senior Notes Indenture may be deemed unenforceable.

          (q) The Sterling Deferred Coupon Notes Indenture has been duly and validly authorized by the Company and when duly executed and delivered by the Company and duly authorized, executed and delivered by the Sterling Deferred Coupon Notes Trustee, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and
     (ii) the waiver contained in Section 4.04 of the Sterling Deferred Coupon Notes Indenture may be deemed unenforceable.

          (r) The USD Deferred Coupon Notes Indenture has been duly and validly authorized by the Company and when duly executed and delivered by the Company and duly authorized, executed and delivered by the USD Deferred Coupon Notes Trustee, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in Section 4.04 of the USD Deferred Coupon Notes Indenture may be deemed unenforceable.

          (s) The Sterling Senior Notes have been duly and validly authorized by the Company and, when (i) the Sterling Senior Notes have been duly executed and authenticated in accordance with the terms of the Sterling Senior Notes Indenture, (ii) the Sterling Senior Notes have been delivered to and paid for by the Initial Purchasers as contemplated by this Agreement and (iii) the Sterling Senior Notes Indenture has been duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Sterling Senior Notes Trustee), the Sterling Senior Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Sterling Senior Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section
     4.04 of the Sterling Senior Notes Indenture may be deemed unenforceable.

          (t) The Sterling Deferred Coupon Notes have been duly and validly authorized by the Company and, when (i) the Sterling Deferred Coupon Notes have been duly executed and authenticated in accordance with the terms of the Sterling Deferred Coupon Notes Indenture, (ii) the Sterling Deferred Coupon Notes have been delivered to and paid for by the Initial Purchasers as contemplated by this Agreement and (iii) the Sterling Deferred Coupon Notes Indenture has been duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Sterling Deferred Coupon Notes Trustee), the Sterling Deferred Coupon Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the Sterling Deferred Coupon Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the Sterling Deferred Coupon Notes Indenture may be deemed unenforceable.

          (u) The USD Deferred Coupon Notes have been duly and validly authorized by the Company and, when (i) the USD Deferred Coupon Notes have been duly executed and authenticated in accordance with the terms of the USD Deferred Coupon Notes Indenture, (ii) the USD Deferred Coupon Notes have been delivered to and paid for by the Initial Purchasers as contemplated by this Agreement and (iii) the USD Deferred Coupon Notes Indenture has been duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the USD Deferred Coupon Notes Trustee), the USD Deferred Coupon Notes will be valid and legally binding obligations of the Company, entitled to the benefits of the USD Deferred Coupon Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the USD Deferred Coupon Notes Indenture may be deemed unenforceable.

          (v) Each of the Registration Rights Agreements have been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (whether enforcement is considered in a proceeding in equity or at law).

          (w) The consolidated financial statements of the Company and its subsidiaries present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented except as described in the Preliminary Offering Memorandum and the Final Offering Memorandum and except that the unaudited interim financial statements are subject to normal year end adjustments. The selected financial data included in the Preliminary Offering Memorandum and the Final Offering Memorandum present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Preliminary Offering Memorandum and the Final Offering Memorandum.

          (x) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          (y) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (z) The information provided by the Company pursuant to Section 5(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ab) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Offering Memorandum to register the Securities under the Act or to qualify the Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
           -------------------

          (ac) There is no employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person. The execution and delivery of this Agreement, the Indentures and the Registration Rights Agreements, and the resale by the Initial Purchasers of the Securities to certain purchasers as set forth in
     Section 4 hereof will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the purchasers of the

     Securities as set forth in the Final Offering Memorandum under the Section entitled "Notice to Investors."

          2.  Purchase and Sale. (a) Subject to the terms and conditions and in
              -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of
(i)(A) in the case of the Sterling Senior Notes, 96.929% of the aggregate principal amount thereof, the principal amount of Notes set forth opposite such Initial Purchaser's name in Schedule I hereto and (B) in the case of the Sterling Deferred Coupon Notes, 56.861% of the aggregate principal amount at maturity thereof, the principal amount at maturity of Notes set forth opposite such Initial Purchaser's name in Schedule I hereto, and (ii) in the case of the USD Deferred Coupon Notes, 59.872% of the aggregate principal amount at maturity thereof, the principal amount at maturity of Notes set forth opposite such Initial Purchaser's name in Schedule II hereto.

          3.  Delivery and Payment. Delivery of and payment for the Securities
              --------------------
shall be made at 1:00 PM, London time, on March 13, 1998, or such later date as the Initial Purchasers and the Company may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to
                   ------------
the Initial Purchasers for their respective accounts against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer in same-day funds to a Sterling or U.S. dollar account, as the case may be, designated by the Company or such other manner of payment as may be designated by the Company and agreed to by the Initial Purchasers not less than two business days prior to the Closing Date. Delivery of the Securities shall be made at such location as the Initial Purchasers shall reasonably designate at least one business day in advance of the Closing Date and payment for the (i) Sterling Senior Notes and Sterling Deferred Coupon Notes shall be made at the office of Latham & Watkins ("Counsel for the Initial
                                                  -----------------------
Purchasers"), One Angel Court, London, England and (ii) USD Deferred Coupon
----------
Notes shall be made at the office of the Counsel for the Initial Purchasers, 885 Third Avenue, New York, New York. Global note certificates representing the Securities shall be registered in such names and in such denominations as the Initial Purchasers may request not less than two full U.S. business days in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection and checking by the Initial Purchasers in London, England, in the case of the Sterling Senior Notes and the Sterling Deferred Coupon Notes, or New York, New York, in the case of the USD Deferred Coupon Notes, not later than 1:00 PM local time on the business day prior to the Closing Date.

          4.  Offering of Securities. Each Initial Purchaser (i) acknowledges
              ----------------------
that the Securities have not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) severally, and not jointly, represents and warrants to, and agrees with, the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such securities is aware that such sale is being made in reliance on Rule 144A or (ii) to non-U.S. persons in accordance with Regulation S and in compliance with the representations, warranties and agreements in this Section 4 who provide to it and to the Company a letter in the form of Exhibit A hereto (all such persons referred to in clauses (i) and (ii) are hereinafter collectively referred to as "Eligible Purchasers").
                     -------------------

          (b) Neither it nor any of its Affiliates or any person acting on its or their behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreements.

          (c) Neither it nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (d) Neither it nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreements.

          (e) (i) It has not offered or sold, and, prior to the expiry of the period of six months from the Closing Date, it will not offer or sell, any Securities in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

          (f) No action has been or will be taken by the Company or any other person that would permit the offer or sale of the Securities or the possession or the distribution of the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Securities in any jurisdiction where action for that purpose is required. The Company shall have no responsibility with respect to the rights of any person to offer or sell Securities or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities in any jurisdiction. Accordingly, no Initial Purchaser shall offer, sell or deliver any Securities, or distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Securities, in any jurisdiction except in compliance with applicable laws and regulations of that jurisdiction. Each Initial Purchaser shall obtain any consent, approval or authorization required for it to offer or sell Securities, or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Securities under the laws or regulations of any jurisdiction where it proposes to make offers or sales of Securities, or to distribute the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering material relating to the Securities, in each case at its own expense, except for the reasonable fees and disbursements of Counsel for the Initial Purchasers relating to the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states of the United States.

          (g) The Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. It represents that it has not offered, sold or delivered the Securities, and will not offer, sell or deliver the Securities (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Rule 903 of Regulation S or Rule 144A under the Securities Act. Accordingly, it agrees that neither it, its Affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Securities, and it, its Affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

          (h) It represents and agrees that the Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period (as defined in Rule 902(m) of Regulation S) and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Securities Act.

          (i) It agrees that, at or prior to confirmation of a sale of Securities (other than a sale in accordance with Section 4(a) hereof), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the Restricted Period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not
                                                   --------------
          be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S (or Rule 144A or another exemption from the registration requirements of the Securities Act if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

          It further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its Affiliates or with the prior written consent of the Company.

          (j) It agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S.

          Terms used in this Section 4 that have meanings assigned to them in Regulation S are used in this Section 4 as so defined.

          5.  Agreements. The Company agrees with each Initial Purchaser that:
              ----------

          (a) The Company will furnish to each Initial Purchaser and to Counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (b) below, as many copies of the Final Offering Memorandum and any amendments and supplements thereto as it may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (b) At any time prior to the completion of the sale of the Securities by the Initial Purchasers, the Company will not amend or supplement the Final Offering Memorandum if the Initial Purchasers reasonably object to such amendment or supplement within two business days after receiving a copy thereof, and if at any time prior to the completion of the sale of the Securities by the Initial Purchasers, any event occurs as a result of which the Final Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering

     Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same, will prepare and provide to the Initial Purchasers the proposed amendment or supplement which will correct such statement or omission or effect such compliance and will not publish such amendment or supplement if the Initial Purchasers reasonably object to the publication of such amendment or supplement within two business days after receiving a copy thereof.

          (c) The Company will arrange for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions, if any, as the Initial Purchasers may reasonably designate in writing prior to the date of this Agreement and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided, however, that the Company shall not be required in connection
     --------  -------
     therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process or taxation in any jurisdiction where it is not now so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (d) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States, except pursuant to a registered public offering as provided in the Registration Rights Agreements.

          (g) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (h) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, except pursuant to a registered public offering as provided in the Registration Rights Agreements, and each of them will comply with the offering restrictions requirement of Regulation
     S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (i) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC and, with respect to any Securities sold in accordance with Regulation S, the Cedel Bank, societe anonyme ("Cedel
                                                                     -----
     Bank"), and the Euroclear System ("Euroclear").
                                        ---------

          (j) The Company will not, until 90 days following the Closing Date, without the prior written consent of the Initial Purchasers, offer, issue, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any senior debt securities issued or guaranteed by the Company (other than (i) pursuant to a registered public offering as provided in the Registration Rights Agreements relating to the Securities, (ii) the solicitation of consents, waivers or any other action by or from the holders of the Company's debt securities outstanding immediately prior to the Closing Date or (iii) the negotiation, syndication, arrangement or completion of, or borrowings under, the Credit Facility (as defined in the Indentures).

          (k) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with:
     (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Final Offering Memorandum (including, without limitation, financial statements and supplements thereto), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Registration Rights Agreements and the Indentures, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the sale of the Securities by the Initial Purchasers to certain purchasers as set forth in Section 4 above,
     (iii) the issuance and delivery of the Securities, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification), (v) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vi) the fees, disbursements and expenses of the Company's counsel and accountants, (vii) all expenses and listing fees in connection with the application for quotation of the Securities on PORTAL,
     (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer and eligibility of settlement of transactions in the Securities sold in accordance with Regulation S through Euroclear and Cedel Bank, (ix) the fees and disbursements of the Trustees and the registrars of the Securities (including fees and disbursement of their counsel) and (x) the performance by the Company of its other obligations under this Agreement.

          6.  Conditions to the Obligations of the Initial Purchasers. The
              -------------------------------------------------------
obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date,
                                          --------------
to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have furnished to the Initial Purchasers the opinion of Richard J. Lubasch, Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

                  (i) each of the Company and CableTel UK Group, Inc. and any other subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and is incorporated under the laws of the State of Delaware (for purposes of this Section 6(a) only, individually, a "Subsidiary" and
                                                      ----------
          collectively, the "Subsidiaries") has been duly incorporated and is
                             ------------
          validly existing as a corporation and is in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification where failure so to qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Offering Memorandum, all of the outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                  (iii) the Company's authorized equity capitalization is as set forth in the Final Offering Memorandum;

                  (iv) the Sterling Senior Notes Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Sterling Senior Notes Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the

          Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in Section 4.04 of the Sterling Senior Notes Indenture may be deemed unenforceable;

                  (v) the Sterling Deferred Coupon Notes Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Sterling Deferred Coupon Notes Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in
          Section 4.04 of the Sterling Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (vi) the USD Deferred Coupon Notes Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the USD Deferred Coupon Notes Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in
          Section 4.04 of the USD Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (vii) each of the Registration Rights Agreements has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws or the public policy underlying such laws;

                  (viii) the Sterling Senior Notes have been duly and validly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the Sterling Senior Notes Indenture and delivered to and paid for by the Initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the Sterling Senior Notes Indenture by the Sterling Senior Notes Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Sterling Senior Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the Sterling Senior Notes Indenture may be deemed unenforceable;

                  (ix) the Sterling Deferred Coupon Notes have been duly and validly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the Sterling Deferred Coupon Notes Indenture and delivered to and paid for by the Initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the Sterling Deferred Coupon Notes Indenture by the Sterling Deferred Coupon Notes Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Sterling Deferred Coupon Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the Sterling Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (x) the USD Deferred Coupon Notes have been duly and validly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the USD Deferred Coupon Notes Indenture and delivered to and paid for by the Initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the USD Deferred Coupon Notes Indenture by the USD Deferred Coupon Notes Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the USD Deferred Coupon Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in
          Section 4.04 of the USD Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (xi) the statements set forth under the heading "Description of Notes," "Description of Certain Indebtedness" and "Registration Rights" in the Final Offering Memorandum, insofar as they purport to constitute a summary of documents referred to therein (and assuming that the documents referred to therein are governed by the law of New York or Delaware) fairly present such documents in all material respects;

                  (xii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (xiii) no consent, approval, authorization or order of any Delaware, New York or United States federal court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the Securities by the Initial Purchasers (as to which counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained;

                  (xiv) the issuance and sale of the Securities by the Company, the execution and delivery of the Indentures, the Registration Rights Agreements and this Agreement by the Company, compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby will not (a) conflict with the charter or by-laws of the Company, (b) result in any violation of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States of America (the "Requirements of Law") or (c) constitute a breach of or an event
                -------------------
          of default under the terms of any indenture or other agreement to which the Company or any of its subsidiaries is a party or bound which is listed on Schedule III hereto (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware) or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator (collectively, the "Orders") of the United States or the
                                         ------
          States of New York or Delaware having jurisdiction over the Company or any of its subsidiaries which conflict, breach or default will have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement; provided, however, that such counsel's opinion expressed in this
          --------  -------
          paragraph may be based on such counsel's review of those

          Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type contemplated by in this Agreement, but without having made any special investigation concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company as being Orders to which it is subject; provided, however, that such counsel need
                                  --------  -------
          express no opinion with respect to the United States federal or state securities laws or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.;

                  (xv) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                  (xvi) each Indenture is in such form that would not preclude qualification under the Trust Indenture Act, in accordance with the applicable Registration Rights Agreement;

                  (xvii) assuming (1) the accuracy of the representations and warranties of the Company set forth in Section 1 of this Agreement and of the Initial Purchasers' representations and warranties set forth in
          Section 4 of this Agreement, (2) the due performance by the Company of the agreements set forth in Section 5 of this Agreement and the due performance by the Initial Purchasers of the agreements set forth in
          Section 4 of this Agreement, (3) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and in the Final Offering Memorandum, (4) the accuracy of the representations and agreements made in accordance with this Agreement and the Final Offering Memorandum by the purchasers to whom the Initial Purchasers initially resell the Securities and (5) that purchasers to whom the Initial Purchasers initially resell the Securities receive a copy of the Final Offering Memorandum prior to such sale, the offer, sale and initial resale of the Securities in the manner contemplated by this Agreement and the Final Offering Memorandum, do not require registration under the Securities Act and the Indentures do not require qualification under the Trust Indenture Act, it being understood that such counsel does not express any opinion as to any subsequent resale of any Security; and

                  (xviii) the Company is not required to be registered as an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

          Such counsel shall also state that, in the course of preparation by the Company of the Final Offering Memorandum, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of Counsel for the Initial Purchasers, at which conferences the contents of the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum and has made no independent check or verification thereof (except as stated in paragraph (xi) hereof), on the basis of the foregoing (relying as to materiality to a large extent upon the statements of directors, officers and other representatives of the Company), no facts have come to such counsel's attention which have caused such counsel to believe that the Final Offering Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion or belief with respect to the financial statements and schedules and other financial, statistical and accounting data included in or excluded from the Final Offering Memorandum).

          Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States and may be subject to customary assumptions, qualifications and exceptions. In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to Counsel for the Initial Purchasers.

          All references in this Section 6(a) to the Final Offering Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (b) The Company shall have furnished to the Initial Purchasers the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, dated the Closing Date, to the effect that:

                  (i) each of the Company and CableTel UK Group, Inc. (for purposes of this Section 6(b) only, individually, a "Subsidiary" and
                                                               ----------
          collectively, the "Subsidiaries") has been duly incorporated and is
                             ------------
          validly existing as a corporation and is in good standing under the laws of the State of Delaware;

                  (ii) the Sterling Senior Notes Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Sterling Senior Notes Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in
          Section 4.04 of the Sterling Senior Notes Indenture may be deemed unenforceable;

                  (iii) the Sterling Deferred Coupon Notes Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Sterling Deferred Coupon Notes Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in
          Section 4.04 of the Sterling Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (iv) the USD Deferred Coupon Notes Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the USD Deferred Coupon Notes Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditor's rights generally and (2) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) the waiver contained in
          Section 4.04 of the USD Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (v) each of the Registration Rights Agreements has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws or the public policy underlying such laws;

                  (vi) the Sterling Senior Notes have been duly and validly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the Sterling Senior Notes Indenture and delivered to and paid for by the Initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the Sterling Senior Notes Indenture by the Sterling Senior Notes Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Sterling Senior Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the Sterling Senior Notes Indenture may be deemed unenforceable;

                  (vii) the Sterling Deferred Coupon Notes have been duly and validly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the Sterling Deferred Coupon Notes Indenture and delivered to and paid for by the Initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the Sterling Deferred Coupon Notes Indenture by the Sterling Deferred Coupon Notes Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Sterling Deferred Coupon Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in Section 4.04 of the Sterling Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (viii) the USD Deferred Coupon Notes have been duly and validly authorized and executed by the Company and, when duly authenticated in accordance with the terms of the USD Deferred Coupon Notes Indenture and delivered to and paid for by the Initial Purchasers as contemplated by this Agreement (assuming the due authorization, execution and delivery of the USD Deferred Coupon Notes Indenture by the USD Deferred Coupon Notes Trustee), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the USD Deferred Coupon Notes Indenture and enforceable against the Company in accordance with their terms, except to the extent that (1) enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (2) the waiver contained in
          Section 4.04 of the USD Deferred Coupon Notes Indenture may be deemed unenforceable;

                  (ix) the statements made under the heading "Description of Notes," "Description of Certain Indebtedness" and "Registration Rights" in the Final Offering Memorandum, insofar as they constitute summaries of the provisions of the Indentures and the Securities, fairly present such provisions in all material respects;

                  (x) this Agreement has been duly authorized, executed and delivered by the Company;

                  (xi) although the discussion in the Final Offering Memorandum under the caption "Certain Federal Income Tax Considerations" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities, such discussion constitutes, in all material respects, a fair summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities under current law;

                  (xii) the issuance and sale of the Securities by the Company, the execution and delivery of the Indentures, the Registration Rights Agreements and this Agreement by the Company, compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby will not (a) conflict with the charter or by-laws of the Company, (b) result in any violation of the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal laws of the United States of America (the "Requirements of Law") or (c) constitute a breach of or event of
                -------------------
          default under the terms of any indenture or other agreement to which the Company or any of its Subsidiaries is a party or bound which is listed on Schedule III hereto (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware) or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator (collectively, the "Orders") of the United States or the
                                         ------
          States of Delaware or New York having jurisdiction over the Company or any of its subsidiaries; provided, however, that such counsel's
                                   --------  -------
          opinion expressed in this paragraph may be based on such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type contemplated by in this Agreement, but without having made any special investigation concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company as being Orders to which it is subject; provided, however, that such counsel
                                         --------  -------
          need express no opinion in
          this paragraph with respect to the United States federal or state securities laws or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.;

                  (xiii) each Indenture is in such form that would not preclude qualification under the Trust Indenture Act, in accordance with the applicable Registration Rights Agreement; and

                  (xiv) assuming (1) the accuracy of the representations and warranties of the Company set forth in Section 1 of this Agreement and of the Initial Purchasers' representations and warranties set forth in
          Section 4 of this Agreement, (2) the due performance by the Company of the agreements set forth in Section 5 of this Agreement and the due performance by the Initial Purchasers of the agreements set forth in
          Section 4 of this Agreement, (3) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in this Agreement and in the Final Offering Memorandum, (4) the accuracy of the representations and agreements made in accordance with this Agreement and the Final Offering Memorandum by the purchasers to whom the Initial Purchasers initially resell the Securities and (5) that purchasers to whom the Initial Purchasers initially resell the Securities receive a copy of the Final Offering Memorandum prior to such sale, the offer, sale and initial resale of the Securities in the manner contemplated by this Agreement and the Final Offering Memorandum, do not require registration under the Securities Act and the Indentures do not require qualification under the Trust Indenture, it being understood that such counsel does not express any opinion as to any subsequent resale of any Security.

          Such counsel shall also state that, in the course of preparation by the Company of the Final Offering Memorandum, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of Counsel for the Initial Purchasers, at which conferences the contents of the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum and has made no independent check or verification thereof (except to the extent stated in paragraphs (ix) and (xi) hereof), on the basis of the foregoing, no facts have come to such counsel's attention which have caused such counsel to believe that the Final Offering Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion or belief with respect to the financial statements and schedules and other financial, statistical and accounting data included in the Final Offering Memorandum).

          Such opinion may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States and may be subject to customary assumptions, qualifications and exceptions. In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to Counsel for the Initial Purchasers.

          All references in this Section 6(b) to the Final Offering Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

          (c) The Company shall have furnished to the Initial Purchasers the opinion of Robert Mackenzie, Director of Legal Affairs of the Company, dated the Closing Date, in the form previously approved by counsel to the Initial Purchasers.

          (d) The Initial Purchasers shall have received from Latham & Watkins, Counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Initial Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Offering Memorandum, any amendment or supplement to the Final Offering Memorandum and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (ii) since the date of the most recent financial statements included in the Final Offering Memorandum, there has been no adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, which is material to the Company and its subsidiaries taken as a whole whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Offering Memorandum (exclusive of any amendment or supplement thereto); and

                  (iii) no consolidated financial statements of the Company prepared in accordance with U.S. generally accepted accounting principles as of any date or any period subsequent to September 30, 1997 are available.

          (f) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent auditors with respect to the Company within the meaning of Rule 101 of AICPA's Code of Professional Conduct and its interpretation and rulings and stating in effect that:

                  (i) they have audited the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1995 and 1996, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, all included in the Final Offering Memorandum;

                  (ii) they have read the 1997 and 1998 minutes of meetings of the shareholders and the Board of Directors and other committees of the Company and its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of the letter, and have inquired of certain officials of the Company who have responsibility for financial and accounting matters;

                  (iii) with respect to the nine-month periods ended September 30, 1996 and 1997, (X) they have (1) performed the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in SAS No. 71, "Interim Financial Information", on the unaudited condensed consolidated financial statements of the Company and its subsidiaries (the "Unaudited Financials") included in the Final Offering Memorandum
                --------------------
          and (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the Unaudited Financials are stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Final Offering Memorandum and (Y) as a result of the procedures performed in (X) above, nothing came to their attention that caused them to believe that any material modifications should be made to such Unaudited Financials for them to be in conformity with generally accepted accounting principles;

                  (iv) with respect to the period subsequent to September 30, 1997, management of the Company has informed them that there were not any changes at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company as compared with the amounts shown on the September 30, 1997, condensed consolidated balance sheet referred to above, except in all instances for changes, decreases or increases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchasers; and

                  (v) they have performed certain other specified procedures as a result of which they determined that certain information of accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Offering Memorandum, including certain information set forth under the captions "Offering Memorandum Summary"; "Summary Historical Consolidated Financial Information"; "Risk Factors"; "Capitalization"; "Selected Consolidated Financial Information of the Company"; "Management's Discussion and Analysis of Results of Operations and Financial Condition"; "The Company"; "Security Ownership of Certain Beneficial Owners"; and "Description of Certain Indebtedness" in the Final Offering Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Offering Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries the effect of which is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Offering Memorandum.

          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act).

          (i) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (j) On or prior to the Closing Date, each of the Indentures and the Registration Rights Agreements shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you and the applicable Trustee.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Latham & Watkins, counsel for the Initial Purchasers, at 885 Third Avenue, New York, New York, on the Closing Date.

          7.  Reimbursement of Expenses. If the sale of the Securities provided
              -------------------------
for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers in payment for the Securities on the Closing Date, the Company will reimburse the Initial Purchasers severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities against appropriate receipts there for.

          8.  Indemnification and Contribution. (a)  The Company agrees to
              --------------------------------
indemnify and hold harmless each Initial Purchaser, each person who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or controlling person thereof against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Final Offering Memorandum or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to paragraph 5(g) hereof, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to any Initial Purchaser furnished to the Company by or on behalf of any Initial Purchaser specifically for inclusion therein; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum (as so amended or supplemented, provided by the

Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the written confirmation of the sale of Securities by such Initial Purchaser to the relevant person) to the person asserting any losses, claims, damages and liabilities and judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum or the Final Offering Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements relating to the Initial Purchasers set forth in the last paragraph of the cover page and in the first sentence, the second sentence and the fourth sentence of the third paragraph, the fifth paragraph, the second sentence of the eighth paragraph and the ninth paragraph under the heading "Plan of Distribution" in the Preliminary Offering Memorandum and the last paragraph of the cover page and in the first sentence, the second sentence and the fourth sentence of the fourth paragraph, the eighth paragraph, the second sentence of the eleventh paragraph and the twelfth paragraph under the heading "Plan of Distribution" in the Final Offering Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Offering Memorandum or the Final Offering Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the named parties of any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of such counsel (with a copy to the indemnifying party) that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (in any of which cases the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by the indemnified party, and that all such reasonable fees and expenses shall be reimbursed as they are incurred upon written request and presentation of satisfactory invoices). The indemnifying party shall indemnify and hold harmless the indemnified party from and against all losses, claims, damages and liabilities by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by the immediately preceding sentence effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent that it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case, prior to the date of settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent
(i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company
                                                ------
and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Initial Purchasers from the offering of the Securities; provided, however,
                                                            --------  -------
that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Initial Purchasers in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Company in connection with the purchase of the Securities hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers. The Initial Purchasers' respective obligations to contribute to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

          9.  Default by an Initial Purchaser. If any one or more Initial
              -------------------------------
Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of the Senior Notes, the Sterling Deferred Coupon Notes or the USD Deferred Coupon Notes, as applicable, set forth opposite their names in Schedule I or Schedule II, as the case may be, bears to the aggregate principal amount of such Securities set forth opposite the names of all the remaining Initial

Purchasers in Schedule I or Schedule II, as the case may be) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal
             --------  -------
amount of such Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of such Securities set forth in Schedule I or Schedule II, as the case may be, the remaining Initial Purchasers that agreed to purchase such Securities shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities, and if such non-defaulting Initial Purchasers do not purchase all such Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchasers shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

          10.  Termination. This Agreement shall be subject to termination in
               -----------
the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in any of the Company's securities shall have been suspended by the Commission or by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or trading in securities generally on the New York
                   ------
Stock Exchange, the Luxembourg Stock Exchange or NASDAQ shall have been materially suspended or materially limited (except such limitations on such trading in effect as of the Execution Time) or minimum prices shall have been established on either such exchange or NASDAQ, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets are such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Offering Memorandum.

          11.  Representations and Indemnities to Survive. The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof. and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices. All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or sent by facsimile (212-892-7272) and confirmed to them, care of Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172; or, if sent to the Company, will be mailed, delivered or sent by facsimile (212-906-8497) and confirmed to it at 110 East 59th Street, 26th Floor, New York, New York 10022, attention: General Counsel.

          13.  Successors. This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          14.  Applicable Law. This Agreement will be governed by and construed
               --------------
in accordance with the laws of the State of New York.

          15.  Business Day. For purposes of this Agreement, "business day"
               ------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized not to open or are not obligated by law, executive order or regulation to open.

          16.  Agreement Among Initial Purchasers. Each of the Initial
               ----------------------------------
Purchasers listed on Schedule I hereto agrees, by execution of this Agreement, that the IPMA Agreement Among Managers Version I (New York Law Version) (the "IPMA Agreement") shall be applicable to the relationship among such Initial Purchasers in connection with this Agreement and, except as expressly specified in this Agreement, the IPMA Recommendations shall not apply. In the event that the terms of the IPMA Agreement are inconsistent with the terms of this Agreement, the provisions of this Agreement shall apply. Donaldson, Lufkin & Jenrette International and Morgan Stanley & Co. International Limited are, together, the "Lead Manager" for purposes of the IPMA Agreement; provided, however, that for the purposes of Section 5 (Stabilisation) of the IPMA Agreement, Morgan Stanley & Co. International Limited is the "Lead Manager."

          Each of the Initial Purchasers listed on Schedule II hereto agrees, by execution of this Agreement, that the Master Agreement Among Underwriters, dated March 1, 1993, with Donaldson, Lufkin & Jenrette Securities Corporation shall be applicable to the relationship among such Initial Purchasers in connection with this Agreement.

          17.  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement. please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Initial Purchasers.

                              Very truly yours,

                              NTL INCORPORATED


                              By: /s/ Richard J. Lubasch
                                 -------------------------------------
                                 Name:  Richard J. Lubasch
                                 Title:  Senior V.P. and Gen. Counsel



The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

DONALDSON, LUFKIN & JENRETTE
 INTERNATIONAL


By:  /s/ P.O. Masmejean
   -------------------------------------
   Name:  P.O. Masmejean
   Title: Managing Director

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By:  /s/ Michael J. Connelly
   -------------------------------------
   Name:  Michael J. Connelly
   Title: Managing Director

MORGAN STANLEY & CO.
INTERNATIONAL LIMITED


By:  /s/ John S. Wotowicz
   -------------------------------------
   Name:  John S. Wotowicz
   Title: Executive Director


MORGAN STANLEY & CO. INCORPORATED


By:  /s/ Jeffrey A. Sine
   -------------------------------------
   Name:  Jeffrey A. Sine
   Title: Managing Director

CHASE SECURITIES INC.


By:  /s/ David V. Fass
   -------------------------------------
   Name:  David V. Fass
   Title:

BT ALEX. BROWN INTERNATIONAL,
DIVISION OF BANKERS TRUST
INTERNATIONAL PLC


By:  /s/ Jeffrey W. Bennett
   -------------------------------------
   Name:  Jeffrey W. Bennett
   Title: Managing Director

BT ALEX. BROWN INCORPORATED


By:  /s/ A. Penn
   -------------------------------------
   Name:  A. Penn
   Title: Managing Director

SALOMON BROTHERS INTERNATIONAL LIMITED


By: /s/ Dominic Leporp
   -------------------------------------
   Name:  Dominic Leporp
   Title: Managing Director

SALOMON BROTHERS INC


By: /s/ Richard C. Zogheb
   -------------------------------------
   Name:  Richard C. Zogheb
   Title: Vice President

                                   SCHEDULE I



                                                       Principal Amount              Principal Amount of
                                                       of Sterling                   Sterling Deferred
                                                       Senior Notes                  Coupon Notes
Initial Purchasers                                     to be Purchased               to be Purchased
------------------                                     ---------------               ---------------

Donaldson, Lufkin & Jenrette
  International.................................    (Pounds)43,750,000           (Pounds)111,507,165
Morgan Stanley & Co. International
  Limited.......................................            43,750,000                   111,507,165
BT Alex. Brown International, Division of
 Bankers Trust International PLC................            12,500,000                    25,661,890
Chase Securities Inc............................            12,500,000                    25,661,890
Salomon Brothers International
  Limited.......................................            12,500,000                    25,661,890
                                                   -------------------           -------------------

             Total..............................   (Pounds)125,000,000           (Pounds)300,000,000
                                                   ===================           ===================

                                  SCHEDULE II



                                                  Principal Amount of USD
                                                  Deferred Coupon Notes
Initial Purchasers                                to be Purchased
------------------                                ---------------


Donaldson, Lufkin & Jenrette
  Securities Corporation........................        $  503,896,539
Morgan Stanley & Co. Incorporated...............           503,896,539
BT Alex. Brown Incorporated.....................            97,402,307
Chase Securities Inc............................            97,402,307
Salomon Brothers Inc............................            97,402,307
                                                        --------------


             Total..............................        $1,300,000,000
                                                        ==============

                                  SCHEDULE III

1. Amended and Restated Agreement of Reorganization and Plan of Merger, dated as of May 28, 1993, among the Company, OCOM Corporation and CableTel Merger, Inc.

2. Rights Agreement dated as of October 1, 1993 between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

3. Indenture dated as of October 1, 1993 between the Company and the Trustee, governing the Company's 10-7/8% Senior Deferred Coupon Notes Due 2003, as amended by a First Supplemental Indenture dated as of January 23, 1996.

4. Indenture dated as of April 20, 1995 between the Company and the Trustee, governing the Company's 12-3/4% Senior Deferred Coupon Notes Due 2005, as amended by a First Supplemental Indenture dated as of January 22, 1996.

5. Indenture dated as of January 30, 1996 between the Company and the Trustee, governing the Company's 11-1/2 % Senior Deferred Coupon Notes Due 2006.

6. Indenture dated as of April 20, 1995 between the Company and the Trustee governing the Company's 7.5 % Convertible Subordinated Notes Due 2005.

7. Indenture dated as of June 12, 1996 between the Company and the Trustee governing the Company's 7% Convertible Subordinated Notes Due 2008.

8. Indenture dated as of February 12, 1997 between the Company and the Trustee governing the Company's 10% Senior Notes Due 2007.

9. Warrants to Purchase Common Stock issued by the Company to various persons in the form included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

10.  NTL, Inc. 1993 Stock Option Plan.

11.  NTL, Inc. 1993 Non-Employee Director Stock Option Plan.

12.  OCOM Corporation 1991 Stock Option Plan.

13. Consulting Agreement between the Company and Insight Communications Company, L.P.

14. Non-Competition Agreements between the Company and various persons in the form included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

15. Credit Facility between the Company and The Chase Manhattan Bank, dated as of October 17, 1997, as amended by that certain letter agreement, dated as of March 6, 1998.

                                       2